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                                                             Exhibit 99(a)(1)(E)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                         THE ELDER-BEERMAN STORES CORP.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) set forth in the Offer to Purchase, dated September 8, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal that, as amended or supplemented from time to time, collectively constitute the offer (the "Offer") by The Elder-Beerman Stores Corp., an Ohio corporation, to purchase up to 3,333,333 shares of its common stock, without par value, at a price not greater than $6.00 nor less than $4.50 per share, net to the seller in cash, as specified by tendering shareholders, upon the terms and subject to the conditions contained in the Offer to Purchase.

     The Offer will expire at 12:00 midnight, New York City time, on Thursday, October 5, 2000, unless the Offer is extended (as it may be extended, the "Expiration Date"). As described in the Offer to Purchase, if you desire to tender your shares of Elder-Beerman common stock (the "Shares") and (1) certificates evidencing your Shares, and the associated preferred share purchase rights, cannot be delivered to Wells Fargo Bank Minnesota, N.A. (the "Depositary") prior to the Expiration Date; or (2) the procedure for book-entry transfer (set forth in Section 4 of the Offer to Purchase) cannot be completed on a timely basis; or (3) the Letter of Transmittal and all other required documents cannot be delivered to the Depositary prior to the Expiration Date, you may tender your Shares by following the procedures described in Section 4 of the Offer to Purchase, including completion of this Notice of Guaranteed Delivery. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mailed to the Depositary. See Section 4 of the Offer to Purchase.

     The Depositary for the Offer is:

                        Wells Fargo Bank Minnesota, N.A.

            By Mail:                 By Hand or Overnight Carrier:         By Hand New York Drop:
Wells Fargo Bank Minnesota, N.A.   Wells Fargo Bank Minnesota, N.A.     The Depository Trust Company
         P.O. Box 64858               161 North Concord Exchange         55 Water Street, 1st Floor
 St. Paul, Minnesota 55164-0858        South St. Paul, Minnesota        New York, New York 10041-0099
    Attention: Reorganization                 55075-1139
           Department                  Attention: Reorganization
                                              Department
                                        Facsimile for Eligible
                                             Institution:
                                            (651) 450-4163
                                      To Confirm Facsimile Only:
                                            (651) 450-4110

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. DELIVERIES TO ELDER-BEERMAN WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERIES TO THE DEPOSITARY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO
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PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, THE SIGNATURE
GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

     The undersigned hereby tenders to Elder-Beerman at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4 of the Offer to Purchase. The undersigned understands that a tender of Shares will include a tender of the associated preferred share purchase rights, and that no separate consideration will be paid for the preferred share purchase rights. For a description of the preferred share purchase rights, see
Section 9 of the Offer to Purchase. Unless the context otherwise requires, all references to Shares will include the preferred share purchase rights.

Number of Shares:
                 ---------------------------------------------------------------

Certificate No(s). (if available):
                                  ----------------------------------------------

If Share(s) will be tendered by book-entry transfer, check the box.  [ ]

Name of Tendering Institution:
                              --------------------------------------------------

Account Number at The Depositary Trust Company:
                                               ---------------------------------

Name(s) of Record Holder(s) (PLEASE PRINT)
                                          --------------------------------------

--------------------------------------------------------------------------------

Address(es):
            --------------------------------------------------------------------

Area Code and Telephone Number(s):
                                  ----------------------------------------

Signature(s)
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

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                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
           A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED
                                 MUST BE USED.
         CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO
              BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
                            ------------------------

                            SHARES TENDERED AT PRICE
                        DETERMINED PURSUANT TO THE OFFER

[ ] The undersigned wants to maximize the chance of having Elder-Beerman purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by Elder-Beerman in accordance with the terms of the Offer. This action will result in receiving a price per share as low as $4.50 or as high as $6.00.
                            ------------------------

                                       OR
                            ------------------------

                            SHARES TENDERED AT PRICE
                           DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked. A shareholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE. If more than one box is checked, or if no box is checked, there is no valid tender of Shares.

     Price (in dollars) per share at which Shares are being tendered:

[ ] $4.50               [ ] $5.00               [ ] $5.50               [ ] $6.00
[ ] $4.75               [ ] $5.25               [ ] $5.75

                                    ODD LOTS
               (See Instruction 15 to the Letter of Transmittal)

Complete this Section only if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 Shares (including any Shares held in the Employee Stock Purchase Plan, but not including any shares held in The Elder-Beerman Stores Corp. Financial Partnership Plan) and are tendering all of your Shares.

You either (check one box):

[ ] are the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

[ ] are a broker, dealer, commercial bank, trust company, or other nominee that
    (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares.

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                     THE GUARANTEE BELOW MUST BE COMPLETED

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in the Offer to Purchase), guarantees to deliver to the Depositary at one of its addresses set forth above certificates evidencing the Shares tendered hereby, in proper form for transfer (or Book-Entry Confirmation (as defined in the Offer to Purchase)), together with a properly completed and duly executed Letter of Transmittal (or manually signed copy of the Letter of Transmittal) and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) with a book-entry transfer, and any other documents required by the Letter of Transmittal, all within three Nasdaq trading days after the date hereof.

     The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
             -------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

City, State and Zip Code:
                         -------------------------------------------------------

Area Code and Telephone Number:
                               -------------------------------------------------

Authorized Signature:
                     -----------------------------------------------------------

Name:                                                  Title:
---------------------------------------                       ------------------

Dated:
      -------------------------------------------------------------------,  2000

    NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. YOUR CERTIFICATES FOR SHARES MUST BE SENT WITH YOUR LETTER OF
                                  TRANSMITTAL.

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